Mining Forum Americas September 2026

Cautionary Note Regarding Forward-Looking Information and Statements Except for statements of historical fact relating to us, certain statements contained in this presentation constitute forward-looking statements, forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking statements”) within the meaning of applicable securities laws. Forward-looking statements relates to statements concerning our outlook and anticipated events or results and in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue”, other similar expressions, as well as statements written in the future tense or that are not historical facts. Forward-looking statements in this presentation include any statements concerning, among other things: forecasts and outlook; preliminary cost reporting in this document; guidance; our operational and development targets and catalysts and the impact of any suspensions on operations; growth initiatives; the results of any gold reconciliations; the ability to discover additional oxide gold ore; the generation of free cash flow and returning cash to shareholders, including via share repurchases or dividends; matters relating to proposed exploration; communications with local stakeholders; maintaining community and government relations; commodity prices; Mineral Resources, Mineral Reserves, conversion of Mineral Resources, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; the development approach; the timing and amount of future production; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; capital and operating expenditures; economic conditions; availability of sufficient financing; exploration plans; receipt of regulatory approvals; timing and impact surrounding suspension or interruption of operations as a result of regulatory requirements or actions by governmental authority; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions. Such forward-looking statements are subject to various risks and uncertainties and based on a number of material factors and assumptions which could cause actual results and experience to differ materially from anticipated results or expectations expressed in this presentation, including, but not limited in any manner to, those disclosed from time to time in our reports filed with the SEC on EDGAR, including the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as applicable, and the Canadian securities regulatory authorities on SEDAR+, and include: the inherent speculative nature of exploration results; the ability to explore; local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; communications with local stakeholders; maintaining community and governmental relations; status of negotiations of current and future joint ventures and their governance and operations; weather conditions at our operations; commodity prices; the ultimate determination of and realization of Mineral Reserves; existence or realization of Mineral Resources; the development approach; availability and receipt of required approvals, titles, licenses and permits; sufficient working capital to develop and operate the mines and implement development plans; access to adequate services and supplies; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; availability of a qualified work force; ability to negotiate, finalize, and execute relevant agreements; the Company’s ability to efficiently integrate acquired mines and businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel; lack of social opposition to our mines or facilities; lack of legal challenges with respect to our properties; the timing and amount of future production; the ability to meet production, cost, and capital expenditure targets; timing and ability to produce studies and analyses; capital and operating expenditures; economic conditions; availability of sufficient financing; the ultimate ability to mine, process, and sell mineral products on economically favorable terms; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect. The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking information and statements are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because we can give no assurance that they will prove to be correct. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking statements to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. All references to “$” in this presentation are to U.S. dollars unless otherwise stated. Maps included within this presentation are provided for illustrative purposes only. Cautionary Note Regarding Non-GAAP Financial Measures We have included certain non-GAAP performance measures throughout this document to assist in understanding our financial results. These performance measures are employed by us to measure our operating and economic performance internally and to assist in decision-making, as well as to provide key performance information to senior management. We believe that, in addition to measures prepared in accordance with GAAP, certain investors and other stakeholders will find this information useful to evaluate our operating and financial performance; however, these non-GAAP performance measures do not have any standardized meaning. These performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definitions of our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. These non-GAAP measures should be read in conjunction with our condensed consolidated interim financial statements. Cautionary Note on Guidance Guidance as of August 4, 2026 is neither being updated nor reaffirmed hereby. Cautionary Notes 2|SSR MINING

Americas-Focused Portfolio Delivering Free Cash Flow, Capital Returns and Growth [1]

Diversified Portfolio

~90% of Net Asset Value from USA & Canada

4 Producing Mines

2026E Production Weighting: 80% Gold & 20% Silver [2]

3RD Largest U.S. Gold Producer

Long-lived Marigold & CC&V Mines

~$300M

H1 2026 FCF [1]

~$400M

2026 Share Buybacks

$0.03/sh

Quarterly Dividend [3]

Total Cash of ~1.8B & Ongoing FCF Supports Capital Commitments & Continued Capital Returns; YTD Capital Returns Yield of ~8% [1, 3]

~7 Million GEOs

Mineral Reserves [4]

Additional 8 Moz M&I & 4 Moz Inferred

Organic Growth

Brownfield Targets for Low-Capital Intensity Mine Life Extensions

Proven M&A Track Record

Portfolio Built Through Value Accretive M&A



Porky
Seabee
Amisk
Marigold
Dobbin
CC&V
Buffalo Valley
New Millenium
Puna
Cortaderas
Melina
NSR Royalty Portfolio
Hod Maden (Lidya Mines) – 4% NSR
Pitarrilla (Endeavour Silver) – 1.25% NSR
San Luis (Highlander Silver) – 4% NSR
Rowan (West Red Lake Gold) – 3% NSR
Sunrise Lake (Honey Badger Silver) – 4% NSR
Operations
Projects
Key Exploration

[1] Total cash and Free cash flow ("FCF") are non-GAAP metrics; Total cash and FCF are reported from continuing operations as of June 30, 2026; please see end notes and cautionary notes for a discussion on non-GAAP metrics
[2] 2026E Production Weighting based on 2026FY production guidance; see endnotes and cautionary notes for additional information
[3] Capital returns as of June 30, 2026; Initial quarterly cash dividend of $0.03 per share paid on Sept 11, 2026 to shareholders of record at the close of business on Aug 14, 2026; please see endnote for additional information
[4] MRMR shown from SSR Mining's Americas portfolio only in gold equivalent ounces as of December 31, 2025; Mineral Resources are presented exclusive of Mineral Reserves; see endnotes and cautionary notes for additional information

SSR MINING | 3

$474M $409M $883M 2021 - 2024 YTD 2026 Total Remaining NCIB Forecast Dividends Share buybacks $996M ~$2,125M Analyst NAV Current Value Non-Core Asset Sales Analy V (At Announcement) Transaction Value (At Announcement) 2.1x $309M Realized Cash ~$1,055M Analyst NAV $2,700M Announced Current Marigold Exploration & Resource Upside~$3,755M 12.2x Current Value (Q2 2026) Acquisition Value (2014) $278M Realized Cash ~$400M Analyst NAV ~$560M Announced Current Seabee Acquisition Value (2016) Current Value (Q2 2026) Exploration & Resource Upside $278M ~$960M 3.5x $188M Realized Cash ~$345M Analyst NAV ~$1,615M Announced Current CC&V Acquisitio Value (Q4 2024) Current Value (Q2 2026) Exploration & Resource Upside~$1,960M 7.3x Remaining Contingent Payment 4|SSR MINING (1) SSR Mining NAV per share and cash flow per share sourced from FactSet as of September 17, 2026; Current value analyst NAV are rounded and based on broker consensus research as of July 23, 2026 (2) Capital returns as of July 31, 2026 and include historical dividends and share repurchases; please see endnotes and cautionary notes for a discussion on Historical Capital Returns (3) Realized cash may also be referred to as Mine Site Free Cash Flow and is a non-GAAP metrics; please see endnotes and cautionary notes for a discussion on non-GAAP metrics (4) See endnotes for definition of Non-Core Asset Sales Increasing Per Share Value (1) M&A Track Record (3,4) Capital Returns Track Record (2) • Since 2021, repurchased +32 million shares • 8.6 million shares remain outstanding under NCIB • $0.03/share quarterly cash dividend declared with Q2 2026 results 2021 – 2026 Proven Track Record of Value Creation Q2 $10.47 $39.40 9/17/2024 9/17/2026 $0.65 $4.96 9/17/2024 9/17/2026July 23, 2026July 23, 2024 Consolidated Consensus Cash Flow Per Share +660% Consolidated Consensus NAV Per Share July 23, 2026July 23, 2024 +275% September 024 September 2026 September 024 September 2026

Third Largest Gold Producer in the USA

Nearly 6 Million Ounces of Gold Mineral Reserves in the US [(1)]

- CC&V hosts 2.7 Moz of gold Mineral Reserves, plus an additional 4.8 Moz of M&I Mineral Resources (exclusive of Reserves) and 2.0 Moz of Inferred Mineral Resources
- Combined with SSR Mining's Marigold mine in Nevada, total Mineral Reserves in the USA is nearly 6 Moz Au across two core assets each with operating mine lives in excess of 10 years
  - Significant Mineral Resource endowment across both operations presents considerable potential for growth in the future
- SSR Mining is advancing multiple opportunities for future growth at CC&V and Marigold, including additional resource development and exploration drilling across the properties


CC&V
MARIGOLD
USA CONSOLIDATED
2.7Moz
4.8Moz
2.0Moz
3.2Moz
1.8Moz
0.5Moz
5.9Moz
6.6Moz
2.4Moz
Mineral Reserves
Mineral Resources
Mineral Reserves
Mineral Resources
Mineral Reserves
Mineral Resources
Mineral Reserves
M&I Mineral Resources
Inferred Mineral Resources


Marigold
Location: Nevada, USA
2026e Production: 170 – 200 koz Au
Denver
CC&V
Location: Colorado, USA
2026e Production: 125 – 150 koz Au

(1) MRMR as of December 31, 2025; Measured and Indicated Mineral Resources are shown exclusive of Mineral Reserves; See endnotes and cautionary notes for additional information

SSR MINING | 5

OUR VALUES Safety First, Always Better Together Be Excellent OUR PURPOSE To create value and leave a legacy through responsible and sustainable operations. 6|SSR MINING The ESG & Sustainability report is available on our website at: www.ssrmining.com/corporate_responsibility Operations

On Track for Fourth Quarter-Weighted Production Profile

- As guided, SSR Mining's consolidated full-year production in 2026 is strongly weighted to fourth quarter
- Full-year production remains on track for 2026 guidance of 450,000 to 535,000 GEOs
  - As disclosed with second quarter results, Marigold and Seabee are tracking to low-end of site production guidance
- H1 production was 211,873 GEOs, implying approximately 260,000 to 280,000 GEOs in the second half of 2026
  - As guided, H2/26 production is expected to be approximately 60% weighted to Q4

Asset-Level Commentary

Marigold



- As guided, tracking to lower-end of full-year 170 to 200koz production guidance; H1 production of 69koz
- H2 production ~65% weighted to Q4, reflecting:
  - Completion of pumping upgrades driving increased solution flows in Q4
  - Higher grades stacked on liner at newly commissioned heap leach cell 23B
  - Planned inventory drawdown in Q4

Seabee



- As guided, tracking to lower-end of full-year 60 to 70koz production guidance
- Recent focus on underground development has improved access to higher grades at Santoy
- Expect strongest production in Q4

CC&V



- Full-year production guidance of 125 to 150koz; H1 production of 66koz
- H2 production expected to be 50 to 55% weighted to Q4

Puna



- Full year production guidance of 6.25 to 7.00Moz Ag (95 to 115k GEOs); YTD production of 3.4 Moz Ag (54k GEOs)
- H2 production expected to be relatively evenly split between Q3 and Q4

SSR MINING | 7

Marigold: Large-Scale Open Pit in Nevada

Quarterly Commentary (1)

- Q2 2026 production of 31.1 koz gold at cost of sales of $1,980/oz and AISC of $3,044/oz
- 2026 guidance of 170 to 200 koz gold at cost of sales of $1,720 to $1,790/oz and AISC of $2,320 to $2,390/oz
- SSR Mining is advancing growth opportunities at Marigold with an updated life of mine plan expected by year-end 2026
- Growth capital guidance for 2026 increased from $48 million to $65 million as the Company plans to facilitate longer-term growth, particularly at Buffalo Valley

Operating Results		Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Ore Mined	kt	3,425	3,379	7,161	4,947	4,324
Waste Mined	kt	20,912	20,112	17,612	19,506	17,044
Total Material Mined	kt	24,337	23,491	24,773	24,453	21,368
Strip Ratio	w:o	6.1	6.0	2.5	3.9	3.9
Ore Stacked	kt	3,426	3,379	7,160	4,947	4,324
Gold Grade Stacked	g/t	0.62	0.35	0.35	0.26	0.28
Gold Production	oz	35,906	36,273	42,770	37,730	31,059
Total Capital Spend	$M	$18.8	$13.4	$15.4	$25.7	$40.2
Cost of Sales	$/oz	$1,584	$1,673	$1,825	$1,813	$1,980
AISC (1)	$/oz	$1,977	$1,840	$2,089	$2,365	$3,044

(1) AISC are a non-GAAP metric; please see endnotes and cautionary notes for a discussion on non-GAAP metrics and additional details; Cost of sales and AISC are reported per ounce of payable metal sold


80
Mackay
Red Dot
DG80
Valmy
New Millennium
Buffalo Valley
Winnemucca
Elko
Reno

Location: Nevada, USA
Mining: Open Pit
Processing: ROM Heap Leach
Land: ~20,000 ha
Ownership: 100%

SSR MINING | 8

CC&V: Long-Lived Asset With Further Upside

Quarterly Commentary [1]

- Q2 2026 production of 27.7 koz gold at cost of sales of $1,561/oz and AISC of $1,995/oz
- 2026 guidance of 125 to 150 koz gold at cost of sales of $1,420 to $1,490/oz and AISC of $1,780 to $1,850/oz
- Growth capital guidance in 2026 increased from $55 million to $60 million due to the timing of spend on the expansion of VLF2
- Continue to evaluate opportunities to improve CC&V's longer-term production and cost profile, including the potential for future Mineral Reserve conversion opportunities

Operating Results		Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Ore Mined	kt	3,441	6,923	5,470	3,371	3,726
Waste Mined	kt	4,880	2,496	4,318	5,520	6,134
Total Material Mined	kt	8,321	9,419	9,788	8,891	9,860
Strip Ratio	w:o	1.4	0.4	0.8	1.6	1.6
Ore Stacked	kt	3,519	7,020	5,431	3,276	3,761
Gold Grade Stacked	g/t	0.50	0.40	0.40	0.45	0.46
Gold Production	oz	44,062	29,821	39,392	38,298	27,725
Total Capital Spend	$M	$14.4	$15.2	$10.4	$7.5	$19.4
Cost of Sales	$/oz	$1,116	$1,394	$1,279	$1,431	$1,561
AISC [1]	$/oz	$1,339	$1,756	$1,596	$1,658	$1,995

[1] AISC are a non-GAAP metric; please see endnotes and cautionary notes for a discussion on non-GAAP metrics and additional details; Cost of sales and AISC are reported per ounce of payable metal sold



Cripple Creek
Globe Hill
Grassy Valley
Offices
Schist Island
VLF2
Granite Island
ADR2
Crusher
South Cresson
VLF1
ADR1
Victor
Towns
Potential Ore Source
Key Infrastructure
CC&V Boundary
Denver

Location: Colorado, USA
Mining: Open Pit
Processing: ROM, two-stage crushing
Land: ~6,075 ha
Ownership: 100%

SSR MINING | 9

Seabee: High-Grade Underground in Canada

Quarterly Commentary (1)

- Q2 2026 production of 16.8 koz gold at cost of sales of $1,721/oz and AISC of $2,358/oz
- 2026 guidance of 60 to 70 koz gold at cost of sales of $1,480 to $1,550/oz and AISC of $2,170 to $2,240/oz
- Advancing exploration and resource development activities at both Santoy and Porky as potential avenues for Mineral Reserve growth
- Growth capital guidance in 2026 increased from $15 million to $35 million to further advance the Porky West project in the second half of the year

Operating Results		Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Ore Mined	kt	66	85	92	81	106
Ore Milled	kt	68	83	91	76	112
Gold Mill Feed Grade	g/t	5.22	3.46	3.16	3.00	4.95
Gold Recovery	%	97%	95%	95%	94%	97%
Gold Production	oz	10,998	9,118	8,869	6,286	16,817
Total Capital Spend	$M	$8.8	$6.8	$8.7	$17.8	$11.1
Cost of Sales	$/oz	$1,785	$2,185	$2,435	$3,462	$1,721
AISC (1)	$/oz	$2,708	$3,003	$3,433	$6,053	$2,358

(1) AISC are a non-GAAP metric; please see endnotes and cautionary notes for a discussion on non-GAAP metrics and additional details; Cost of sales and AISC are reported per ounce of payable metal sold

Location: Saskatchewan, Canada
Mining: Underground
Processing: Gravity concentration, CIP
Land: ~74,000 ha
Ownership: 100%



La Ronge
Flin Flon
Saskatoon
Porky Targets
Santoy Mine
Seabee Processing Facility
SGO
Fisher
Leland

SSR MINING | 10

Puna: Argentina's Largest Producing Silver Mine

Quarterly Commentary [1]

- Q2 2026 production of 1.7 Moz silver at cost of sales of $28.77/oz and AISC of $29.52/oz
- 2026 guidance of 6.25 to 7.00 Moz silver at cost of sales of $22.30 to $24.30/oz and AISC of $20.00 to $22.00/oz
- Growth capital guidance in 2026 increased from $18 million to $20 million as the advances opportunities to extend operations at Chinchillas
- Puna hosts a number of potential life of mine extension opportunities, including additional laybacks at the Chinchillas pit, potential new development at the Melina open pit target, and continued advancement of the Cortaderas project

Operating Results		Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Ore Mined	kt	475	367	332	73	299
Waste Mined	kt	1,592	1,833	1,892	2,140	1,939
Total Material Mined	kt	2,067	2,199	2,225	2,213	2,238
Strip Ratio	w:o	3.4	5.0	5.7	29.4	6.5
Ore Milled	kt	492	506	513	509	491
Silver Mill Feed Grade	g/t	186.6	155.9	129.6	112.1	111.2
Silver Recovery	%	97%	95%	96%	95%	95%
Silver Production	koz	2,849	2,409	2,050	1,739	1,661
Total Capital Spend	$M	$4.0	$3.1	$4.8	$4.7	$9.8
Cost of Sales	$/oz	$15.03	$16.80	$20.13	$25.91	$28.77
AISC [1]	$/oz	$12.57	$13.54	$18.39	$23.14	$29.52

[1] AISC and mine site free cash flow are non-GAAP metrics; please see endnotes and cautionary notes for a discussion on non-GAAP metrics and additional details; Cost of sales and AISC are reported per ounce of payable metal sold



Melina
Chinchilla
45 km
Cortaderas
Pirquitas Mill
Puna Boundary
Haul Road
5km
San Salvador de Jujuy
Buenos Aires

Location: Jujuy, Argentina
Mining: Open Pit
Processing: Flotation
Land: ~12,000 ha
Ownership: 100%

SSR MINING | 11

Brownfield Growth Portfolio Update

Compelling Opportunities for Potential Mine Life Extensions Across the Portfolio

	New Millennium	Buffalo Valley	Porky	Amisk	Chinchillas / Melina [(1)]	Cortaderas
Country	USA	USA	Canada	Canada	Argentina	Argentina
Property	**Marigold**	**Marigold**	**Seabee**	**Amisk**	**Puna**	**Puna**
Project Type	Brownfield	Brownfield	Brownfield	Greenfield	Brownfield	Brownfield
Commodity	Au	Au	Au	Au, Ag	Ag, Zn, Pb	Ag, Zn, Pb
Mine Type	Open Pit	Open Pit	Underground	Open Pit	Open Pit	Underground
Current Mineral Reserves	305 koz Au	565 koz Au	203 koz Au	n/a	18.0 Moz Ag	n/a
Current M&I Mineral Resources (Exclusive)	682 koz Au	70 koz Au	15 koz Au	1,028 koz Au 7.5 Moz Ag	6.6 Moz Ag	15.7 Moz Ag 248.8 Mlb Zn
Current Inferred Mineral Resources	132 koz Au	43 koz Au	71 koz Au	830 koz Au 5.6 Moz Ag	0.1 Moz Ag	24.1 Moz Ag 388.1 Mlb Zn

[(1)] Melina is a target northeast of the current Chinchillas pit and is not included as part of SSR Mining's December 31, 2025 MRMR totals

SSR MINING | 12

Appendix & Endnotes 13|SSR MINING

Second Quarter 2026 Operating Results

Results from Continuing Operations

		Marigold	CC&V	Seabee	Puna	Total
Gold Production	oz	31,059	27,725	16,817	—	75,601
Silver Production	koz	—	—	—	1,661	1,661
Gold Equivalent Production [1]	**oz**	**31,059**	**27,725**	**16,817**	**26,358**	**101,959**
Cost of Sales [2]	$/oz	$1,980	$1,561	$1,721	$28.77	$1,775
AISC [2]	$/oz	$3,044	$1,995	$2,358	$29.52	$2,622

Company Highlights

- Completed strategic refocus to the Americas: Sale of Çöpler for approximately $1.49B in cash closed in Q2 2026; Sale of 20% ownership of Hod Maden for uncapped 4.0% NSR royalty across 100% of the project closed in Q3 2026
- Repurchased 10.4 million shares in second quarter of 2026; YTD capital returns now exceed $409 million or ~8% yield
- Reinstated quarterly dividend program; $0.03 per share dividend declared by Board of Directors on August 4, 2026
- YTD operating results well aligned with full-year production guidance and H2 weighted production profile
- Capitalizing on strong liquidity position to accelerate capital investments in support of mine life extension initiatives across the portfolio
- Continued to advance key brownfield organic growth projects across the portfolio, including Buffalo Valley at Marigold, Cortaderas at Puna, and Porky at Seabee; completed a strategic investment in Phenom Resources' Dobbin Project in Nevada

[1] Effective January 1, 2026, the Company calculates GEOs using a fixed silver-to-gold ratio of 63:1. The Company does not include by-products in the GEO calculations. GEOs sold may not re-calculate based on amounts presented in this table due to rounding.
[2] AISC From Continuing Operations are non-GAAP metrics; Cost of sales and AISC are reported per ounce of payable metal sold; please see endnotes and cautionary notes for a discussion on non-GAAP metrics

SSR MINING | 14

Strong Financial Position Supports Growth & Capital Commitments Financial & Operating Performance From Continuing Operations Balance Sheet & Liquidity(1) (1) All metrics shown as from continuing operations; Adjusted Net Income Attributable to SSRM Shareholders, Adjusted Net Income Per Share Attributable to SSRM Shareholders, Free Cash Flow, Free Cash Flow Before Changes in Working Capital, Total Cash and Total Liquidity are non-GAAP metrics; please see endnotes and cautionary notes for a discussion on non-GAAP metrics Q2 2026 H1 2026 Gold Equivalent Production oz 101,959 211,873 Gold Equivalent Sales oz 97,822 210,814 Revenue $M $443.8 $1,025.6 Net Income $M $137.0 $387.7 Net Income Attributable to SSRM Shareholders $M $137.0 $387.7 Per Share (Basic / Diluted) $/sh $0.66 / $0.66 $1.87 / $1.82 Adjusted Net Income Attributable to SSRM Shareholders $M $137.0 $387.7 Per Share (Basic / Diluted) $/sh $0.66 / $0.66 $1.87 / $1.82 Cash Provided by Operating Activities $M $115.6 $420.5 Per Share (Basic / Diluted) $/sh $0.56 / $0.55 $2.03 / $1.97 Free Cash Flow $M $50.3 $299.1 Per Share (Basic / Diluted) $/sh $0.24 / $0.24 $1.45 / $1.40 Free Cash Flow Before Changes in Working Capital $M $123.0 $375.6 Per Share (Basic / Diluted) $/sh $0.59 / $0.59 $1.82 / $1.76 15|SSR MINING (1,2) $0.6B Undrawn Revolving Credit Facility $1.8B Total Cash From Continuing Operations Second Quarter 2026 Financial Results $2.4B Total Liquidity From Continuing Operations (2) Total Cash From Continuing Operations as of June 30, 2026; Undrawn Revolving Credit facility as of July 31, 2026

Annual Gold Equivalent Production (koz) Marigold Çöpler Puna SeabeeCC&V 168 154 12579 55124 11428 2024A 2025A 2026E 2026 Operating Guidance 2026 Guidance (1) Cash Costs and AISC are non-GAAP metrics; please see endnotes and cautionary notes for a discussion on non-GAAP metrics; The Company has not reflected any production, operating costs, or capital forecasts for Çöpler in its 2026 guidance. 16|SSR MINING (100% basis) Consolidated Gold Production koz 355 – 420 Silver Production Moz 6.25 – 7.00 Gold Equivalent Production koz 450 – 535 Cost of Sales $/oz 1,560 – 1,640 Cash Costs (1) $/oz 1,480 – 1,560 Total (Excluding Çöpler) Consolidated AISC (1) $/oz 2,180 – 2,260 2,360 – 2,440 170 – 200 125 – 150 60 – 70 95 – 115 399 447 450 – 535

Endnotes

Disclosures & References

Çöpler Transaction

On March 4, 2026, SSR Mining announced a binding memorandum of understanding to sell its 80% ownership stake in the Çöpler mine and related properties in Türkiye (collectively, "Çöpler") to Cengiz Holding A.S. ("Cengiz") for $1.5 billion in cash (the "Çöpler Transaction"). On March 24, 2026, the Company signed a definitive share purchase agreement formalizing the terms of the Çöpler Transaction. On June 24, 2026, SSR Mining closed the sale of Çöpler. Çöpler is classified as a discontinued operation in the Company's financial reporting. For additional information, please refer to our website at www.ssrmining.com, or our filings on SEDAR at www.sedarplus.ca, and on EDGAR at www.sec.gov.

Hod Maden Transaction

On May 18, 2026, SSR Mining announced that it entered into a definitive agreement with Lidya mines to sell its 20% ownership stake and its operatorship position in the Hod Maden development project ("Hod Maden") for an uncapped 4.0% net smelter return royalty on 100% of the project. On July 17, 2026, the company closed the sale of its ownership stake in Hod Maden. Hod Maden is classified as a discontinued operation in the Company's financial reporting. For additional information, please refer to our website at www.ssrmining.com, or our filings on SEDAR at www.sedarplus.ca, and on EDGAR at www.sec.gov.

Capital Returns Track Record

SSR Mining's historical capital returns program includes dividends and Normal Course Issuer Bid ("NCIB") repurchases between January 1, 2021 and July 31, 2026.

Capital returns in 2021 – 2024 calculation includes share repurchases totaling $314 million and cash dividend payments totaling $160 million. Following the Çöpler incident in February 2024, the Company suspended dividends and ceased all share repurchases. Subsequent to July 31, 2026, the Company announced a quarterly cash dividend of $0.03 per share to be paid on Sept 11, 2026 to shareholders of record at the close of business on Aug 14, 2026.

On February 13, 2026, SSR Mining's Board of Directors approved a share buyback program of up to $300 million and, on March 27, 2026, the Company received regulatory approval for its NCIB. Subsequently, on June 15, 2026, SSR Mining's Board of Directors approved an additional $500 million for share repurchases and the reinstatement of a regular quarterly cash dividend of $0.03 per common share. Year-to-date 2026 capital returns include $409.2 million in share repurchases. SSR Mining's total capital returns yield is based off the company's market capitalization as of July 31, 2026. The current NCIB expires on March 30, 2027.

M&A Track Record

Acquisition Value for Marigold, Seabee and CC&V transactions include initially announced acquisition price, subsequent property acquisitions, and the present value of contingent payments. SSR Mining consolidated consensus NAV per share and consolidated consensus cash flow per share are sourced from FactSet as of September 17, 2026. Current value analyst NAV are rounded and based on broker consensus research as of July 23, 2026; "Realized Cash" means revenue less cost of sales, exploration, evaluation, and reclamation expenditures, cash care and maintenance, capital expenditures and taxes; please see non-GAAP reconciliation for additional details.

Realized proceeds from non-core asset sales include $320 million in implied value for the 4.0% net smelter return ("NSR") royalty on 100% of the Hod Maden Project announced on May 18, 2026, $1.5 billion for the sale of Çöpler announced on March 4, 2026, $57.5 million for the sale of the San Luis project announced on November 27, 2023, $1.5 million for the sale of Sunrise Lake exploration property announced on October 17, 2023, $127 million for the sale of the Pitarrilla project announced on January 13th, 2022, $100 million for the sale of SSR Mining's non-core royalty portfolio announced on July 29, 2021, and approximately $19 million in proceeds from the sale of non-core equity positions from April 1, 2021 to December 31, 2025.

Mineral Reserves and Mineral Resources

The Mineral Reserves and Mineral Resources ("MRMR") information should be read in conjunction with Item 2. Properties in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 17, 2026, the Technical Report Summaries for each of our material properties included as exhibits to our Annual Report on Form 10-K as well as the press release titled "SSR Mining Reports Full-Year Results and 2026 Operating Guidance" dated February 17, 2026.

As per Subpart 1300 of Regulation S-K, the Company's year-end 2025 MRMR are presented on an attributable basis, reflecting the Company's ownership interest in each material property. Mineral Resources are presented exclusive of Mineral Reserves. SSR Mining's America's portfolio include Marigold, in Nevada, United States, Cripple Creek & Victor, located in Colorado, United States, Seabee, in Saskatchewan, Canada, and Puna, in Jujuy Province, Argentina.

Gold equivalent ounce (GEO) figures for MRMR are based on the corporate commodity prices listed in the "Assumptions" section in this press release. Metal equivalence is calculated for the respective and applicable metals as follows: GEO = Au oz + ((Ag oz * Ag price) + (Pb lb * Pb price per pound) + (Zn lb * Zn price per pound) + (Cu lb * Cu price per pound)) / (Au price per ounce).

Metals prices used for preparation of the Mineral Reserves and Mineral Resources estimates were selected, in each case, by the Qualified Persons. Key assets are summarized in the tables below. Gold equivalent figures are based on the corporate commodity prices listed below.

Mineral Reserves	Gold ($/oz)	Silver ($/oz)	Lead ($/lb)	Zinc ($/lb)	Copper ($/lb)
Marigold	$1,700	—	—	—	—
CC&V	$1,700	—	—	—	—
Seabee	$2,000	—	—	—	—
Puna	—	$20.50	$0.90	$1.15	—
Corporate	**$1,700**	**$20.50**	**$0.90**	**$1.15**	**$3.50**

Mineral Resources	Gold ($/oz)	Silver ($/oz)	Lead ($/lb)	Zinc ($/lb)	Copper ($/lb)
Marigold	$2,000	—	—	—	—
CC&V	$2,000	—	—	—	—
Seabee	$2,200	—	—	—	—
Puna	—	$23.00	$0.95	$1.30	—
Corporate	**$2,000**	**$23.00**	**$0.95**	**$1.30**	**$4.00**

SSR MINING | 17

Non-GAAP Reconciliations

We have included certain non-GAAP performance measures throughout this document to assist in understanding our financial results. These performance measures are employed by us to measure our operating and economic performance internally and to assist in decision-making, as well as to provide key performance information to senior management. We believe that, in addition to measures prepared in accordance with GAAP, certain investors and other stakeholders will find this information useful to evaluate our operating and financial performance; however, these non-GAAP performance measures do not have any standardized meaning. These performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definitions of our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. These non-GAAP measures should be read in conjunction with our condensed consolidated interim financial statements.

Total Cash, Total Debt, Net Cash (Debt), Total Liquidity, Cash costs, AISC per ounce sold, adjusted net income (loss) attributable to SSR Mining shareholders, free cash flow, and mine site free cash flow are Non-GAAP Measures with no standardized definition under U.S. GAAP.

Total Cash, Total Debt, Net Cash (Debt) and Total Liquidity

Total cash, Total debt, and Net cash (debt) are used by management and investors to measure the Company's underlying operating performance. The Company believes that these measures are useful measures for shareholders as they help evaluate liquidity, available cash, and the Company's financial position. The Company believes that liquidity and available cash will be sufficient to sustain the operational needs of the Company for the next twelve months.

Total cash is calculated as Cash and cash equivalents plus Restricted cash and Total debt is calculated as the face value of the Company's Convertible Notes plus other current debt. Net debt is calculated as Total cash less Total debt.

The following table provides a reconciliation of Cash and cash equivalents to Total cash, Total debt, and Net cash:

	As of	
(in thousands)	**June 30, 2026**	December 31, 2025
Cash and cash equivalents from continuing operations (GAAP)	**$1,783,042**	$515,561
Restricted cash	—	—
Total cash from continuing operations (non-GAAP)	**$1,783,042**	$515,561
Face value of Convertible Notes	—	$230,000
Other current debt	—	—
Total debt from continuing operations (non-GAAP)	—	$230,000
Net cash (debt) from continuing operations (non-GAAP)	**$1,783,042**	$285,561

The following table provides a reconciliation of Cash and cash equivalents to Total liquidity:

	As of	
(in thousands)	**June 30, 2026**	December 31, 2025
Cash and cash equivalents from continuing operations (GAAP)	**$1,783,042**	$515,561
Restricted cash	—	—
Total cash from continuing operations (non-GAAP)	**$1,783,042**	$515,561
Borrowing capacity on credit facility	**$400,000**	$400,000
Borrowing capacity on accordion feature of credit facility	**$100,000**	$100,000
Total liquidity from continuing operations (non-GAAP) [1]	**$2,283,042**	$1,015,561

[1] Excludes letters of credit. As of June 30, 2026 and December 31, 2025, the company had $0.5 million in letters of credit. Inclusive of these letters of credit, total liquidity from continuing operations is $2,283.5 million as of June 30, 2026 and $1,016.0 million as of December 31, 2025.

Subsequent to the quarter, the Company announced that its existing revolving credit facility was increased from $400 million to $600 million. The increased Facility does not have an accordion feature. Based on the total cash from continuing operations and inclusive of this increased revolving credit facility, total liquidity from continuing operations total $2,383.0 million.

SSR MINING | 18

Non-GAAP Reconciliation (Continued)

Cash Costs and AISC

The following table provides a reconciliation of Cost of sales to Cash costs and AISC:

	Three Months Ended June 30, 2026					
(in thousands, unless otherwise noted)	Marigold	CC&V	Seabee	Puna	Corporate	Total From Continuing Operations
Cost of sales (GAAP) [(1)]	$58,843	$44,488	$27,016	$43,325	—	$173,672
By-product credits	($63)	($3,828)	($25)	($7,760)	—	($11,676)
Treatment and refining charges	$39	$82	$23	($1,983)	—	($1,839)
Cash costs (non-GAAP)	$58,819	$40,742	$27,014	$33,582	—	$160,157
Sustaining capital and lease related expenditures	$30,869	$12,267	$9,359	$9,614	—	$62,109
Sustaining exploration and evaluation expense	—	—	—	—	—	—
Reclamation cost accretion and amortization	$788	$3,838	$647	$1,261	—	$6,534
General and administrative expense and stock-based compensation expense [(2)]	—	—	—	—	$27,649	$27,649
Total AISC (non-GAAP)	$90,476	$56,847	$37,020	$44,457	$27,649	$256,449
Gold sold (oz)	29,720	28,499	15,700	—	—	73,919
Silver sold (oz)	—	—	—	1,505,858	—	1,505,858
Gold equivalent sold (oz) [(3)]	29,720	28,499	15,700	23,903	—	97,822
Cost of sales per gold ounces sold	$1,980	$1,561	$1,721	N/A	N/A	N/A
Cost of sales per silver ounces sold	N/A	N/A	N/A	$28.77	N/A	N/A
Cost of sales per GEO sold [(3)]	$1,980	$1,561	$1,721	$1,813	N/A	$1,775
Cash cost per gold ounce sold	$1,979	$1,430	$1,721	N/A	N/A	N/A
Cash cost per silver ounce sold	N/A	N/A	N/A	$22.30	N/A	N/A
Cash cost per GEO sold [(3)]	$1,979	$1,430	$1,721	$1,405	N/A	$1,637
AISC per gold ounce sold	$3,044	$1,995	$2,358	N/A	N/A	N/A
AISC per silver ounce sold	N/A	N/A	N/A	$29.52	N/A	N/A
AISC per GEO sold [(3)]	$3,044	$1,995	$2,358	$1,860	N/A	$2,622

Cash Costs and All-In Sustaining Costs ("AISC") per payable ounce of gold and respective unit cost measures are non-U.S. GAAP metrics developed by the World Gold Council to provide transparency into the costs associated with producing gold and provide a standard for comparison across the industry. The World Gold Council is a market development organization for the gold industry.

The Company uses cash costs per ounce of precious metals sold and AISC per ounce of precious metals to monitor its operating performance internally. The most directly comparable measure prepared in accordance with GAAP is cost of sales. The Company believes this measure provides investors and analysts with useful information about its underlying cash costs of operations and the impact of by-product credits on its cost structure. The Company also believes these are relevant metrics used to understand its operating profitability. When deriving the cost of sales associated with an ounce of precious metal, the Company includes by-product credits, which allows management and other stakeholders to assess the net costs of gold and silver production.

AISC includes total cost of sales incurred at the Company's mining operations, which forms the basis of cash costs. Additionally, the Company includes sustaining capital expenditures, sustaining mine-site exploration and evaluation costs, reclamation cost accretion and amortization, and general and administrative expenses. This measure seeks to reflect the ongoing cost of gold and silver production from current operations; therefore, growth capital is excluded. The Company determines sustaining capital to be capital expenditures that are necessary to maintain current production and execute the current mine plan. The Company determines growth capital to be those payments used to develop new operations or related to projects at existing operations where those projects will materially benefit the operation.

The Company believes that AISC provides additional information to management and stakeholders that provides visibility to better define the total costs associated with production and better understanding of the economics of the Company's operations and performance compared to other producers. In deriving the number of ounces of precious metal sold, the Company considers the physical ounces available for sale after the treatment and refining process, commonly referred to as payable metal, as this is what is sold to third parties.

[(1)] Excludes depreciation, depletion, and amortization.
[(2)] General and administrative expense for the three months ended June 30, 2026 included $10.3 million in share based compensation expense.
[(3)] Effective January 1, 2026, the Company calculates GEOs using a fixed silver-to-gold ratio of 63:1. The Company does not include by-products in the GEO calculations. GEOs sold may not re-calculate based on amounts presented in this table due to rounding.

SSR MINING | 19

Non-GAAP Reconciliation (Continued)

2026 Operating Guidance

Guidance as of August 4, 2026 is neither being updated nor reaffirmed hereby.

The following table provide a reconciliation of our projected cost of sales to projected cash costs and projected AISC used in the calculation of full-year projected 2026 cost guidance:

		Marigold	CC&V	Seabee	Puna	Corporate	Total From Continuing Operations
Gold Production	koz	170 - 200	125 - 150	60 - 70	—	—	355 - 420
Silver Production	Moz	—	—	—	6.25 - 7.00	—	6.25 - 7.00
Gold Equivalent Production	**koz**	170 - 200	125 - 150	60 - 70	95 - 115	—	450 - 535
Gold Sold	koz	170 - 200	125 - 150	60 - 70	-	—	355 - 420
Silver Sold	Moz	—	—	—	6.25 - 7.00	—	6.25 - 7.00
Gold Equivalent Sold	koz	170 - 200	125 - 150	60 - 70	95 - 115	—	450 - 535
Cost of Sales (GAAP)	**$M**	292 - 358	178 - 224	89 - 109	141 - 168	—	700 - 859
By-Product Credits + Treatment & Refining Costs	$M	—	(1)	—	(35)	—	(36)
Cash Cost (non-GAAP) (2)	**$M**	292 - 358	177 - 223	89 - 109	106 - 133	—	664 - 823
Sustaining Capital Expenditures (3)	$M	108	34	42	18	—	202
Reclamation Cost Accretion & Amortization	$M	3	15	2	2	—	22
General & Administrative	$M	—	—	—	—	65 - 70	65 - 70
Share-Based Compensation (4)	$M	—	—	—	—	50 - 60	50 - 60
All-In Sustaining Cost (non-GAAP) (2)	**$M**	403 - 469	226 - 272	133 - 153	126 - 153	115 - 130	1,003 - 1,177
Cost of Sales per Ounce (GAAP) (2)	$/oz	1,720 - 1,790	1,420 - 1,490	1,480 - 1,550	22.30 - 24.30	—	1,560 - 1,640
Cash Cost per Ounce (non-GAAP) (2)	$/oz	1,720 - 1,790	1,410 - 1,480	1,480 - 1,550	17.00 - 19.00	—	1,480 - 1,560
All-In Sustaining Cost per Ounce (non-GAAP) (2)	$/oz	2,320 - 2,390	1,780 - 1,850	2,170 - 2,240	20.00 - 22.00	—	2,180 - 2,260

(1) Amounts presented on 100% basis. Figures may not add due to rounding. In 2026, in an effort to limit the impact of gold and silver price volatility, SSR Mining will fix its gold to silver ratio for the purposes of GEO calculations to 63:1. See "Assumptions" earlier in the endnotes of this press release for additional information.

(2) The Company reports non-GAAP financial measures including cash costs and AISC per ounce sold to manage and evaluate its operating performance at its mines. Cost of sales excludes depreciation, depletion, and amortization. Total AISC includes G&A costs and share-based compensation.

(3) Refer to "2026 Capital Guidance" table within the press release titled "SSR Mining Reports Full-Year Results and 2026 Operating Guidance" dated February 17, 2026 for a breakdown of sustaining capital expenditures.

(4) Share-based compensation guidance uses a reference price of approximately US$32.50 per share.

SSR MINING | 20

Non-GAAP Reconciliation (Continued)

Adjusted Net Income (Loss) per Share Attributable to SSR Mining Shareholders

The following table provides a reconciliation of Net income (loss) attributable to SSR Mining shareholders to Adjusted net income (loss) attributable to SSR Mining shareholders and Net income (loss) per share attributable to SSR Mining shareholders to Adjusted net income (loss) per share attributable to SSR Mining shareholders:

	Three Months Ended June 30,		Six Months Ended June 30,	
(in thousands, except per share)	**2026**	2025	**2026**	2025
Net income (loss) attributable to SSR Mining shareholders (GAAP)	**$97,286**	$90,075	**($9,164)**	$148,856
Net income (loss) attributable to SSR Mining shareholders from discontinued operations (GAAP)	**($39,728)**	($41,908)	**($396,850)**	($67,682)
Net income attributable to SSR Mining shareholders from continuing operations (GAAP)	**$137,014**	$131,983	**$387,686**	$216,538
Interest saving on Convertible Notes, net of tax	**—**	$1,247	**$916**	$2,479
Net income used in the calculation of diluted net income per share from continuing operations	**$137,014**	$133,230	**$388,602**	$219,017
Weighted-average shares used in the calculation of net income (loss) per share				
Basic	**208,014**	202,774	**206,823**	202,598
Diluted	**209,167**	216,989	**213,221**	216,691
Net income per share attributable to SSR Mining shareholders from continuing operations				
Basic	**$0.66**	$0.65	**$1.87**	$1.07
Diluted	**$0.66**	$0.61	**$1.82**	$1.01
Adjustments:				
CC&V transaction and integration costs	**—**	$4,958	**—**	$11,753
Income tax impact related to above adjustments	**—**	$1,362	**—**	—
Adjusted net income attributable to SSR Mining shareholders from continuing operations (Non-GAAP) [(1)]	**$137,014**	$138,303	**$387,686**	$228,291
Adjusted net income per share attributable to SSR Mining shareholders from continuing operations (Non-GAAP)				
Basic	**$0.66**	$0.68	**$1.87**	$1.13
Diluted [(2)]	**$0.66**	$0.64	**$1.82**	$1.06

[(1)] During the three months ended June 30, 2026, the Company revised its calculation of adjusted attributable net income (loss) to no longer exclude (i) inflation-related tax impacts in Argentina and (ii) changes in the fair value of marketable securities associated with investments that economically offset foreign exchange losses resulting from the devaluation of the ARS. The adjustments were historically excluded due to the significant volatility associated with Argentina's inflationary environment and the resulting fluctuations in tax expense. Based on recent economic data, management concluded that these impacts are no longer reflective of unusual or non-recurring economic conditions. Accordingly, the Company removed the adjustments from its non-GAAP measure and revised prior-period amounts to conform to the current-period presentation. The change increased adjusted attributable net income (loss) by $11.3 million and $15.0 million for the three and six months ended June 30, 2026, respectively, and by $3.5 million and $7.8 million for the three and six months ended June 30, 2025, respectively.

[(2)] Adjusted net income (loss) per diluted share attributable to SSR Mining shareholders from continuing operations is calculated using diluted common shares, which are calculated in accordance with GAAP.

Adjusted net income (loss) attributable to SSR Mining Shareholders and adjusted net income (loss) per share attributable to SSR Mining Shareholders are used by management to measure the Company's underlying operating performance. We believe these measures are useful for shareholders to assess the Company's operating performance. The most directly comparable financial measures prepared in accordance with GAAP are net income (loss) attributable to SSR Mining shareholders and net income (loss) per share attributable to SSR Mining shareholders. Adjusted net income (loss) attributable to SSR Mining shareholders is defined as net income (loss) adjusted to exclude the after-tax impact of specific items that are significant, but not reflective of the Company's underlying operations, including the impacts of impairment charges. Adjusted net income (loss) per share attributable to SSR Mining shareholders is defined as Adjusted net income attributable to SSR Mining shareholders divided by the corresponding Weighted-average shares used in the calculation of net income (loss) per share during the period.

The following table provides a reconciliation of Net income (loss) attributable to SSR Mining shareholders to Adjusted net income (loss) attributable to SSR Mining shareholders and Net income (loss) per share attributable to SSR Mining shareholders to Adjusted net income (loss) per share attributable to SSR Mining shareholders:

SSR MINING | 21

Non-GAAP Reconciliations (Continued)

Free Cash Flow and Mine Site Free Cash Flow

The Company uses free cash flow and mine site free cash flow to supplement information in its condensed consolidated financial statements. The most directly comparable financial measure prepared in accordance with GAAP to free cash flow is cash provided by operating activities and the most directly comparable financial measure prepared in accordance with GAAP to mine site free cash flow is mine segment revenue. The Company believes that in addition to measures prepared in accordance with GAAP, certain investors and analysts use this information to evaluate the ability of the Company to generate cash flow after capital investments and build the Company's cash resources and, with respect to one of mine segments, to evaluate the cash generated from a mine. The Company calculates free cash flow by deducting cash capital spending from cash generated by operating activities. The Company does not deduct payments made for business acquisitions. The Company calculates mine site free cash flow by deducting cost of sales, exploration, evaluation, and reclamation expenditures, cash care and maintenance, capital expenditures and taxes from revenue from a particular segment.

We also present free cash flow from continuing operations, operating cash flow before working capital adjustments and free cash flow before working capital adjustments as non-GAAP cash flow measures to supplement our operating cash flow and free cash flow (non-GAAP) measures. Management uses these measures to assess the Company's underlying operating performance and to facilitate period-to-period comparisons of the Company's ability to generate cash flow from its continuing business, independent of fluctuations in working capital. We believe presenting both operating cash flow and free cash flow before working capital adjustments, which reflects an exclusion of net changes in operating assets and liabilities, will be useful for investors because it presents cash flow that is actually generated from the continuing business. The Company calculates cash generated by (used in) operating activities before changes in working capital by adjusting cash generated by (used in) operating activities by the net change in operating assets and liabilities. The Company also calculates free cash flow before changes in working capital by deducting cash capital spending from cash flow from operating activities before changes in working capital.

We also present operating Mine site free cash flow as non-GAAP measure to supplement our operating cash flow and free cash flow (non-GAAP) measures. The Company calculates mine site free cash flow as revenue less cost of sales, exploration, evaluation, and reclamation expenditures, cash care and maintenance, capital expenditures and taxes. We believe presenting asset level revenue minus large cash expenditures will be useful for investors because it represents a view of how much cash is actually generated and spent that is directly attributable to a specific site.

The following table provides a reconciliation of cash provided by operating activities to Free cash flow:

	Three Months Ended June 30		Six Months Ended June 30	
(in thousands of US dollars)	**2026**	2025	**2026**	2025
Cash provided by operating activities from operations (GAAP)	**$100,302**	$157,556	**$364,792**	$239,893
Cash provided by (used in) operating activities from discontinued operations (GAAP)	**($15,317)**	$6,854	**($55,665)**	($30,033)
Cash provided by operating activities from continuing operations (GAAP)	**$115,619**	$150,702	**$420,457**	$269,926
Expenditures on mineral properties, plant and equipment from continuing operations	**($65,285)**	($42,942)	**($121,361)**	($75,505)
Free cash flow from continuing operations (non-GAAP)	**$50,334**	$107,760	**$299,096**	$194,421

The following table provides a reconciliation of cash provided by operating activities to cash generated by (used in) operating activities before changes in working capital, and free cash flow before changes in working capital:

	Three Months Ended June 30		Six Months Ended June 30	
(in thousands of US dollars)	**2026**	2025	**2026**	2025
Cash provided by operating activities from operations (GAAP)	**$100,302**	$157,556	**$364,792**	$239,893
Cash provided by (used in) operating activities from discontinued operations (GAAP)	**($15,317)**	$6,854	**($55,665)**	($30,033)
Cash provided by operating activities from continuing operations (GAAP)	**$115,619**	$150,702	**$420,457**	$269,926
Net change in operating assets and liabilities	**$72,690**	$32,453	**$76,529**	$45,826
Cash provided by operating activities from continuing operations before changes in working capital (non-GAAP)	**$188,309**	$183,155	**$496,986**	$315,752
Expenditures on mineral properties, plant and equipment from continuing operations	**($65,285)**	($42,942)	**($121,361)**	($75,505)
Free cash flow from continuing operations before changes in working capital (non-GAAP)	**$123,024**	$140,213	**$375,625**	$240,247

The following table provides a reconciliation of Mine site free cash flow for Marigold, Seabee, and CC&V:

			Since Acquisition
(in millions of US dollars)	Marigold	Seabee	CC&V
Revenue (GAAP)	$4,455.0	$1,655.0	$765.0
Cost of sales	($2,395.0)	($660.0)	($255.0)
Exploration & reclamation	($115.0)	($110.0)	($20.0)
Care & maintenance (cash)	—	($25.0)	—
Capital expenditures	($730.0)	($320.0)	($70.0)
Mine site free cash flow before taxes (non-GAAP)	$1,215.0	$540.0	$420.0
Taxes [1]	($160.0)	($140.0)	($75.0)
Mine site free cash flow (non-GAAP)	$1,055.0	$400.0	$345.0

[1] Represents federal and state taxes paid since acquisition.

SSR MINING | 22

SSR Mining Inc. Website: www.ssrmining.com Email: invest@ssrmining.com Toll-free: +1 (888) 338-0046 SSRM:NASDAQ / TSX